Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

C-COR Incorporated:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-82697, 333-90011, 333-32676, 333-124182) and on Form S-8 (Nos. 333-124259, 333-116204, 333-64040, 333-61226, 333-49826, 333-43592, 333-30982, 333-89067) of C-COR Incorporated of our reports dated September 11, 2007 with respect to the consolidated balance sheets of C-COR Incorporated and subsidiaries as of June 29, 2007 and June 30, 2006, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the three fiscal years in the period ended June 29, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 29, 2007, which reports appear in the June 29, 2007 annual report on Form 10-K of C-COR Incorporated. Our report refers to a change in the method of accounting for stock-based compensation.

/s/ KPMG LLP

Harrisburg, Pennsylvania

September 11, 2007